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                                                                 Exhibit (d)(15)


                                   ASSUMPTION


                  AGREEMENT made as of April 28, 1998 among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a banking institution chartered under the laws of the United States ("Bank of America"), ROBERTSON, STEPHENS & COMPANY INVESTMENT MANAGEMENT, L.P., a California limited partnership registered as an investment adviser pursuant to the Investment Advisers Act of 1940 ("Robertson Stephens"); and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership ("Wellington"). Bank of America and Robertson Stephens are each indirect, wholly-owned subsidiaries of BankAmerica Corporation, a registered bank holding company.

                  WHEREAS, Pacific Horizon Funds, Inc. (the "Company") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

                  WHEREAS, Bank of America has been previously appointed as investment adviser to the Company's International Equity Fund (the "Fund") pursuant to an Investment Advisory Agreement dated January 1, 1997 and Wellington has been previously appointed as sub-investment adviser to the Fund pursuant to a Sub-Advisory Agreement dated January 1, 1997;

                  WHEREAS, Robertson Stephens pursuant to as Assumption Agreement dated March 1, 1998 assumed the rights, responsibilities, liabilities and obligations of Bank of America under the Investment Advisory and Sub-Advisory Agreements;

                  WHEREAS, Bank of America and Robertson Stephens desire to have Bank of America assume the rights, responsibilities, liabilities and obligations of Robertson Stephens under the Investment Advisory and Sub-Advisory Agreements; and

                  NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  1. Bank of America hereby assumes all rights, responsibilities, liabilities and obligations of Robertson Stephens under the Investment Advisory and Sub-Advisory Agreements.

                  2. Bank of America and Robertson Stephens hereby represent to Wellington that (i) the management personnel of Robertson Stephens responsible for providing investment advisory services to the Fund under the Investment Advisory and Sub-advisory Agreements, including the portfolio managers and the supervisory personnel, are employees of Bank of America where they continue to provide such services for the Fund, (ii) Bank of America and Robertson Stephens are indirect, wholly owned subsidiaries of BankAmerica Corporation, and (iii) the proposed assumption does not involve a change in actual control or actual
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management with respect to the investment adviser, sub-investment adviser or the
Funds and does not result in an "assignment" pursuant to Rule 2a-6 under the 1940 Act.

                  3. Each party hereby agrees that this Assumption shall be attached to and made a part of the Investment Advisory and Sub-Advisory Agreements.

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION



                                        By:
                                           ----------------------------
                                           (Authorized Officer)



                                        ROBERTSON, STEPHENS & COMPANY
                                        INVESTMENT MANAGEMENT, L.P.



                                        By:
                                           ----------------------------
                                           (Authorized Officer)



                                        WELLINGTON MANAGEMENT COMPANY, LLP



                                        By:
                                           ----------------------------
                                           (Authorized Officer)



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